SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 16, 2018 (January 15, 2018)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers

Incentive bonuses

On January 15, 2018, the Compensation Committee approved the payment of incentive bonuses for 2017 results.

Named Executive Officer	2017 Bonus
Eric Mendelsohn	$800,000
Roger Hopkins	$350,000
Kristin S. Gaines	$400,000
Kevin Pascoe	$500,000
John Spaid	$280,000

Equity Grant

On January 15, 2018, the Compensation Committee approved the following stock option grants for its named executive officers:

Named Executive Officer	Option Grant
Eric Mendelsohn	125,000
Roger Hopkins	50,000
Kristin S. Gaines	50,000
Kevin Pascoe	50,000
John Spaid	42,500

The exercise price for each of the options will be the closing price of NHI’s common stock on February 20, 2018. All of the options granted will vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant.

2018 Base Salaries

On January 15, 2018, the Compensation Committee approved 2018 base salaries for the named executive officers.

Named Executive Officer	2018 Base Salary
Eric Mendelsohn	$350,000
Roger Hopkins	$303,000
Kristin S. Gaines	$175,000
Kevin Pascoe	$205,000
John Spaid	$168,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/Roger R. Hopkins
Name:	Roger R. Hopkins
Title:	Principal Accounting Officer

Date:    January 16, 2018